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                          EXHIBIT 3.1(a)

      CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                    (AFTER ISSUANCE OF SHARES)

                                OF

                           MPTV, INC.,
                       A Nevada Corporation


     I, Hurley C. Reed, the President and Secretary of MPTV,INC., do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened and held on the 31st day of December 1994, adopted a resolution to amend the original articles as follows:

     Article VI is hereby amended to read, in its entirety, as follows:

                           "ARTICLE IV

     That amount of total authorized capital stock of this Corporation shall consist of fifty million (50,000,000) shares of common stock having a par value of $.05 per share."


     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 13,978,191; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                 /s/ HURLEY C. REED
                              ---------------------------
                              HURLEY C. REED
                              President and Secretary

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STATE OF:  California    )
                         ) ss
COUNTY OF: Orange        )


     On February 6, 1996, before me Susan W. Byhower, personally appeared Hurley C. Reed, / / personally known to me - OR - / / proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


  /s/ SUSAN W. BYHOWER                       (Seal)
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  Signature of Notary